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                                                                    EXHIBIT 21.0





The following are subsidiaries of International Menu Solutions Corporation:


                                                 JURISDICTION
NAME                                            OF ORGANIZATION
----                                            ---------------
International Menu Solutions Inc.                    Canada
Huxtable's Kitchens Inc.                            Delaware
Great American Barbecue Food Company                Delaware


The following are subsidiaries of International Menu Solutions Inc.:


                                                  JURISDICTION
NAME                                             OF ORGANIZATION
----                                             ---------------
Transcontinental Gourmet Foods Inc.                 Ontario
Tasty Selections Inc.                               Ontario
The Ultimate Cookie Ltd./L'Ultime Biscuit            Canada
Cie Inc.
D.C. Foods Processing Inc.                          Ontario
Prime Foods Processing Inc.                         Ontario